                                                                    EXHIBIT 4.12

                          SUBSIDIARY SECURITY AGREEMENT

                               (Note Obligations)

                  SECURITY AGREEMENT, dated as of November 30, 2001, made by each corporation signatory hereto (each such corporation, a "Grantor"; collectively, the "Grantors") in favor of Wilmington Trust Company, as collateral agent (in such capacity and as further defined below, the "Note Collateral Agent") for holders of the Note Obligations (as hereinafter defined).

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, each Grantor has guaranteed (the "Indenture Guarantee") the obligations of Revlon Consumer Products Corporation (the "Company") under the Indenture, dated as of November 26, 2001, among the Company, the Guarantors identified on the signature pages thereto and Wilmington Trust Company, as trustee (in such capacity, the "Trustee"), providing for the issuance of 12% Senior Secured Notes Due 2005 of the Company; and

                  WHEREAS, each Grantor is a party to a Subsidiaries Guarantee (the "Bank Guarantee") referred to in the Second Amended and Restated Credit Agreement entered into by the Company on the date hereof; and

                  WHEREAS, (i) to secure each Grantor's guarantee of the Bank Obligations (as defined below) pursuant to the Bank Guarantee, each Grantor has granted to the Administrative Agent (as defined below), for the benefit of the holders of the Bank Obligations, a first priority security interest in the Collateral (as defined below), and (ii) to secure each Grantor's guarantee of the Note Obligations pursuant to the Indenture Guarantee, each Grantor now intends hereby to grant to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Collateral Agency Agreement referred to herein).

                  NOW, THEREFORE, each Grantor agrees with the Note Collateral Agent, for the benefit of the holders of the Note Obligations, as follows:

                  1. Defined Terms.

                     (a) Definitions.

                        (i) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds (other than
(i) those rights or assets which are not located in or created by, and do not arise or exist under, the laws of the United States or any State or any political subdivision thereof, with it being understood that Accounts and General Intangibles shall be deemed to be located in the jurisdiction of the filing office in which a secured party would be required to file a financing statement under the UCC in order to perfect its security interest therein, and (ii) any interest in any Excluded Entity).

                         (ii) The following terms shall have the following
meanings:

                  "Actionable Event": as defined in the Collateral Agency Agreement.

                  "Administrative Agent": as defined in the Collateral Agency Agreement.

                  "Agreement": this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                  "Bank Obligations": as defined in the Collateral Agency Agreement.

                  "Collateral":  as defined in Section 2(a) of this Agreement.

                  "Collateral Account": as defined in the Collateral Agency Agreement.

                  "Collateral Agency Agreement": the Amended and Restated Collateral Agency Agreement , dated as of May 30, 1997 and as further amended and restated as of the date hereof, between the Company, JPMorgan Chase Bank, as bank agent, the Administrative Agent, the Trustee and the Note Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Contracts": with respect to each Grantor, the license agreements listed in Schedule 1 attached hereto to which such Grantor has any rights, as the same may be amended, modified or otherwise supplemented from time to time, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all rights of such Grantor to damages arising out of or for breach or default in respect thereof and (d) all rights of such Grantor to exercise all remedies thereunder.

                  "Contractual Obligation": of any Person, any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Controlling Collateral Agent": (i) with respect to Collateral that is also subject to Liens granted under any First Lien Document: at all times prior to the First Lien Termination Date, the Administrative Agent and, thereafter, the Note Collateral Agent; and (ii) with respect to Collateral that is not subject to any Lien granted under any First Lien Document: at all times, the Note Collateral Agent.

                  "Copyrights": with respect to each Grantor, (a) all copyrights, whether registered or unregistered, and whether or not the underlying works of authorship have been published, and all works of authorship and other rights therein or derived therefrom, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based upon or adopted from works covered by such copyright and all copyright registrations and copyright applications, and any renewals or extensions thereof, including without limitation, each copyright registration and copyright application, if any, identified in Schedule 4 hereto, and including, without limitation, (a) the right to print, publish and distribute any of the foregoing, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (d) all rights of each Grantor corresponding thereto throughout the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; provided that, for purposes hereof, the term "Copyrights" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

                  "Copyright Licenses": with respect to each Grantor, all license agreements with any other Person in connection with any of the Copyrights of such Grantor, or such other Person's copyrights, whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 4 hereto, subject in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of a security interest; provided that, for purposes hereof, the term "Copyright Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

                  "Credit Documents": as defined in the Collateral Agency Agreement.

                  "Excluded Entities": Madison (Services) Pty. Ltd.; Revlon (Aust.) Services Pty. Ltd.; Revlon Professional Holding Company LLC; Revlon Pension Trustee Company (U.K.) Limited; and Revlon (Maesteg) Pension Trustee Company Limited.


                  "First Lien Documents": as defined in the Collateral Agency Agreement.

                  "First Lien Termination Date": as defined in the Collateral Agency Agreement.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign) and the National Association of Insurance Commissioners.

                  "Guarantee Obligations": with respect to each Grantor, the obligations of such Grantor under its Indenture Guarantee.


                  "Intellectual Property Security Agreements": a collective reference to each Subsidiary Copyright Security Agreement, Subsidiary Patent Security Agreement and Subsidiary

Trademark Security Agreement, as applicable, made by certain of the Grantors in favor of the Note Collateral Agent.

                  "Liens":  as defined in the Indenture.

                  "Note Collateral Agent": Wilmington Trust Company and any successors thereof appointed in accordance with the terms of the Collateral Agency Agreement, in each case as collateral agent for the holders of the Note Obligations.

                  "Note Obligation Documents": as defined in the Collateral Agency Agreement.

                  "Note Obligations": as defined in the Collateral Agency Agreement.

                  "Notice of an Actionable Event": as defined in the Collateral Agency Agreement.

                  "Patents": with respect to each Grantor, all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in Schedule 2 attached hereto and made a part hereof, and including without limitation (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past and future infringements thereof), and (iv) all rights corresponding thereto throughout the United States and all reissues, divisions, continuations, continuations-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; provided that, for purposes hereof, the term "Patents" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

                  "Patent Licenses": with respect to each Grantor, all license agreements with any other Person in connection with any of the Patents of such Grantor, or such other Person's patents, whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 hereto, subject, in each case, to the terms of such license agreements, including, without limitation, terms requiring consent to the grant of a security interest; provided that, for purposes hereof, the term "Patent Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

                  "Permitted Liens":  as defined in the Indenture.

                  "Person":  as defined in the Indenture.

                  "Requirement of Law": the Certificate of Incorporation and By-Laws or other organizational or governing documents of a Grantor, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon a Grantor or any of its material property or to which such Grantor or any of its material property is subject.

                  "Secured Obligations": as defined in the Collateral Agency Agreement.

                  "Subsidiaries Guarantee (Bank Obligations)": as defined in the recitals hereto.

                  "Subsidiary":  as defined in the Indenture.

                  "Trademarks": with respect to each Grantor, all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 3 attached hereto and made a part hereof, and including without limitation (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin; provided that, for purposes hereof, the term "Trademarks" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

                  "Trademark Licenses": with respect to each Grantor, all license agreements with any other Person in connection with any of the Trademarks of such Grantor, or such other Person's trademarks, whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 3 hereto, subject, in each case, to the terms of such license agreements, including, without limitation, terms requiring consent to the grant of a security interest; provided that, for purposes hereof, the term "Trademark Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof.

                  "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                    (b) Other Definitional Provisions.

                       (i) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                       (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Grant of Security Interest; Collateral Agency Agreement Controls.

                     (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, each Grantor hereby grants to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, which is located in or exists under the laws of the United States or any State thereof (collectively, the "Collateral"):

                         (i) all Accounts;

                         (ii) all Chattel Paper;

                         (iii) all Contracts;

                         (iv) all Copyrights;

                         (v) all Copyright Licenses;

                         (vi) all Documents;

                         (vii) all Equipment;

                         (viii) all General Intangibles;

                         (ix) all Instruments;

                         (x) all Inventory;

                         (xi) all Patents;

                         (xii) all Patent Licenses;

                         (xiii) all Trademarks;

                         (xiv) all Trademark Licenses;

                         (xv) all books and records pertaining to the
Collateral; and

                         (xvi) to the extent not otherwise included, all
Proceeds (including, to the extent not otherwise included therein, all (a) payments under insurance (whether or not the Note Collateral Agent is the loss payee thereunder) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (b) cash) and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the Collateral described herein shall constitute collateral security only for those Guarantee Obligations with respect to which the Proceeds of such Collateral are applied pursuant to Section 4.2(b) (or, if applicable, 4.8) and

4.2(e) of the Collateral Agency Agreement and the Lien and security interest provided hereby shall encumber the Collateral only to the extent of such Guarantee Obligations.

                     (b) Collateral Agency Agreement Controls. Notwithstanding anything to the contrary contained in this Agreement but subject to the last sentence of this Section 2(b), all of the rights and obligations of the parties hereto set forth herein are subject to the terms of the Collateral Agency Agreement, which shall be controlling. Without limiting the generality of the foregoing, the rights of the Note Collateral Agent and the holders of the Note Obligations set forth herein relating to (i) the release of or realization upon Collateral that is subject to Liens granted under the First Lien Documents, (ii) amendments to or waivers in respect of this Agreement or any other Note Obligation Document, (iii) the exercise of remedies with respect to Collateral that is subject to Liens granted under the First Lien Documents, (iv) the right to receive, hold and apply Proceeds that are subject to Liens granted under the First Lien Documents and (v) all other matters addressed herein are granted subject to, and shall be exercised in accordance with the terms of the Collateral Agency Agreement. The terms of this Section 2(b) shall not prevent the Note Collateral Agent from taking such actions or reasonably requesting any Grantor to take such actions as are necessary to perfect or maintain the perfection of the Note Collateral Agent's security interest in the Collateral, nor shall such terms mitigate such Grantor's obligations hereunder to take such actions, provide such information and deliver such documents, instruments and certificates as may be necessary to perfect or maintain the perfection of such security interest.

                  3. Representations and Warranties. Each Grantor hereby represents and warrants that:

                     (a) Power and Authority. Such Grantor has the corporate or other power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate or other action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

                     (b) Title; No Other Liens. Except for (i) the security interest granted to the Note Collateral Agent pursuant to this Agreement and
(ii) Permitted Liens, such Grantor owns the legal and beneficial interest in each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office (including, without limitation, the United States Copyright Office or the United States Patent and Trademark Office), except such as have been filed in favor of the Note Collateral Agent pursuant to this Agreement or such as relate to Permitted Liens.

                     (c) Enforceable Obligation; Perfected, Second Priority Security Interests. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms. Upon the "timely" (as defined in a manner consistent with the provisions of Section 205 of 17 U.S.C., Section 1060 of 15 U.S.C. and Section 261 of 35 U.S.C.) filing from time to time of the relevant Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the filing of all necessary UCC financing statements with the appropriate Governmental

Authorities, the security interests (other than those in Proceeds, to the extent that such security interests may be perfected under the UCC only by possession) granted pursuant to this Agreement (i) will constitute second priority, perfected security interests in the Collateral in favor of the Note Collateral Agent, for the benefit of the holders of the Note Obligations, subject to Permitted Liens, and (ii) will be enforceable as such against all creditors of and purchasers from such Grantor (except purchasers of Inventory in the ordinary course of business), in each case subject to the Collateral Agency Agreement, and except as enforceability is affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                     (d) No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any material Requirement of Law or Contractual Obligation of such Grantor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Grantor pursuant to any material Requirement of Law or Contractual Obligation of such Grantor, except the security interests created hereby and Permitted Liens.

                     (e) No Consents Required. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Grantor), is required (i) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for (w) the timely filing of the relevant Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, (x) the filing of all necessary UCC financing statements with the appropriate Governmental Authorities, (y) any such consents the absence of which, in the aggregate, would not be reasonably likely to have a material adverse effect on the Collateral and
(z) any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations which have already been obtained and remain in full force and effect.

                     (f) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Grantor, threatened by or against it or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

                     (g) Inventory. All Inventory that constitutes Collateral that is owned by such Grantor has been produced in accordance with all requirements of the Fair Labor Standards Act.

                     (h) Chief Executive Office. On the date hereof, the chief executive office and chief place of business of each Grantor hereunder is set forth on Schedule 5 hereto.

                     (i) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4. Covenants. Each Grantor covenants and agrees with the Note Collateral Agent for the benefit of the holders of the Note Obligations that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                     (a) Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Controlling Collateral Agent, duly indorsed in a manner satisfactory to the Controlling Collateral Agent, to be held as Collateral pursuant to this Agreement and the Collateral Agency Agreement.

                     (b) Maintenance of Property. Such Grantor will keep its Inventory in good saleable order and condition in accordance with its past practice.

                     (c) Inspection of Property; Books and Records; Discussions. Such Grantor will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to the Collateral. Upon reasonable advance notice and during normal business hours, such Grantor will permit representatives of the Note Collateral Agent to visit and inspect any of such Grantor's properties where any of such Collateral or any of such Grantor's books and records relating to such Collateral are located and to inspect such Collateral and to examine and make abstracts from any of its books and records as often as may reasonably be desired and to discuss the condition and operation of such Collateral with officers and employees of such Grantor and with its independent certified public accountants.

                     (d) Marking of Records. To the extent necessary to provide the Note Collateral Agent with a perfected security interest in the Collateral, such Grantor will mark its books and records pertaining to the Collateral granted by it to evidence this Agreement and the security interests created hereby.

                     (e) Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance on its property and against such liabilities in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance shall (A) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Controlling Collateral Agent of written notice thereof, (B) name the Administrative Agent, for the benefit of the holders of the Bank Obligations, and the Note Collateral Agent, for the benefit of the holders of the Note Obligations, as insured parties as their interests may appear (without any representation or warranty by, or obligation upon, the Administrative Agent, any holder of the Bank Obligations, the Note Collateral Agent or any holder of the Note Obligations) and (C) be reasonably satisfactory in all other respects to the Controlling Collateral Agent. Such Grantor shall at any time and from time to time upon the reasonable request of the Note Collateral Agent promptly deliver to the Note Collateral Agent a report of a reputable insurance broker with respect to such insurance maintained by it.

                     (f) Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies (other than maintenance payments for Patents, to the extent that such Grantor is permitted to abandon such Patent in accordance with the terms of the Credit Documents) imposed upon the Collateral granted by it or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Collateral, except that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves (if required) in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of such Collateral or any interest therein.

                     (g) Limitation on Dispositions and Liens; Further Documentation.

                         (i) Such Grantor will not sell, transfer, lease or
otherwise dispose of any of the Collateral granted by it in violation of the terms of the Indenture.

                         (ii) Such Grantor (A) will not create, incur or permit
to exist any Lien or claim on or to the Collateral granted by it, other than the Liens created hereby and Permitted Liens, (B) will maintain the security interest created by this Agreement as a second priority, perfected security interest, subject to Permitted Liens and (C) will defend such security interest against claims and demands of all Persons whomsoever, other than in the case of Permitted Liens.

                         (iii) At any time and from time to time, upon the
written request of the Note Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Note Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby and the filing of the relevant Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office (which financing statements have been delivered to the Note Collateral Agent in form suitable for filing prior to or on the date hereof).

                         (iv) Nothing contained herein shall obligate such
Grantor to pay any maintenance fee, renewal fee, annuity or take any steps to maintain any Patent, Trademark or Copyright which such Grantor reasonably determines is of no or negligible value to the Company and its Subsidiaries.

                     (h) Change of Name, etc. Such Grantor will not change its name, identity or corporate structure or the jurisdiction of its incorporation or organization to such an extent that any financing statement filed by the Note Collateral Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Note Collateral Agent at least 30 days' prior written notice of such change.

                     (i) Further Identification of Collateral. Such Grantor will furnish to the Note Collateral Agent from time to time statements and schedules further identifying and describing the Collateral granted by it and such other reports in connection with such Collateral as the Note Collateral Agent may reasonably request, all in reasonable detail.

                     (j) Notices. Such Grantor will advise the Note Collateral Agent promptly, in reasonable detail, at the Note Collateral Agent's address set forth in the Collateral Agency Agreement, or at such other address as the Note Collateral Agent may provide to such Grantor by notice as provided in Section 13, of:

                         (i) any Lien (other than Liens created hereby and any
Permitted Liens) on, or claim (other than claims arising in the ordinary course of business which are not reasonably likely to have a material adverse effect on the value of the Collateral granted by such Grantor) asserted against, any of the Collateral granted by it; and

                         (ii) the occurrence of any other event which could
reasonably be expected to have a material adverse effect on the aggregate value of the Collateral granted by it or on the security interests created hereby.

                     (k) Indemnification. Such Grantor agrees to pay, and to save the Note Collateral Agent and the holders of the Note Obligations from, any and all liabilities, costs and expenses (including, without limitation, reasonable and documented legal fees, charges and expenses) (A) with respect to, or resulting from any delay by such Grantor in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral granted by it, (B) with respect to, or resulting from, any delay by such Grantor in complying with any Requirement of Law applicable to any of the Collateral granted by it and (C) in connection with any of the transactions contemplated by this Agreement (including, without limitation, the enforcement of this Agreement in accordance with the Collateral Agency Agreement).

                  5. Provisions Relating to Accounts.

                     (a) Grantor Remains Liable under Accounts. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Note Collateral Agent nor any holder of the Note Obligations shall have any obligation or liability under any such Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Note Collateral Agent or such holder of the Note Obligations of any payment relating to such Account pursuant hereto, nor shall the Note Collateral Agent or any holder of the Note Obligations be obligated in any manner to perform any of the obligations of such Grantor under or pursuant to any Account to which such Grantor is a party (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                     (b) Analysis of Accounts. After the First Lien Termination Date, the Note Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Note Collateral Agent reasonably may require in connection with such test verifications. At any time and from time to time, upon the Note Collateral Agent's request (at reasonable intervals) and at the expense of such Grantor, each Grantor shall furnish to the Note Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts to which such Grantor is a party. After the First Lien Termination Date, the Note Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Note Collateral Agent's reasonable satisfaction the existence, amount and terms of any Accounts; provided that, during such time as no Notice of an Actionable Event has been given and remains outstanding, the Note Collateral Agent may communicate with any such account debtors only in coordination with the relevant Grantor (or the Company as its agent) and such Grantor hereby agrees to coordinate and effectuate any such communication which reasonably is requested by the Note Collateral Agent within 15 days following the Note Collateral Agent's request therefor.

                  (c) Collections on Accounts.

                         (i) The Grantor is authorized to collect the Accounts
to which such Grantor is a party, subject to the Controlling Collateral Agent's direction and control, and the Controlling Collateral Agent may curtail or terminate said authority at any time after a Notice of an Actionable Event has been given and remains outstanding and may direct that payments on the Accounts be made directly to the Controlling Collateral Agent in accordance with the provisions of Section 8(a) hereof. If required by the Controlling Collateral Agent at any time after a Notice of an Actionable Event has been given and remains outstanding, any payments of Accounts, when collected by a Grantor, (A) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Controlling Collateral Agent, if required, in the Collateral Account, subject to withdrawal by the Controlling Collateral Agent only as provided in subsection 8
(c), and (B) until so turned over, shall be held by such Grantor in trust for the Controlling Collateral Agent and the other holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations), segregated from other funds of such Grantor.

                         (ii) Each such deposit of Proceeds of Accounts shall be
accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                         (iii) At the Controlling Collateral Agent's request at
any time when a Notice of an Actionable Event has been given and remains outstanding, each Grantor shall deliver to the Controlling Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts to which such

Grantor is a party, including, without limitation, all original orders, invoices and shipping receipts.

                     (d) Representations and Warranties. Each Grantor hereby represents and warrants that:

                         (i) No amount payable to such Grantor under or in
connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Controlling Collateral Agent.

                         (ii) The place where such Grantor keeps its records
concerning the Accounts on the date hereof is the location set forth on Schedule 5 hereto with respect to such Grantor.

                         (iii) None of the obligors on any Accounts to which
such Grantor is a party is a Governmental Authority, other than as set forth on
Schedule 7.

                     (e) Covenants. Each Grantor covenants and agrees with the Note Collateral Agent for the benefit of the holders of the Note Obligations that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                         (i) The amount represented by such Grantor to the
Controlling Collateral Agent from time to time in any report required to be delivered hereunder by each account debtor or by all account debtors in respect of the Accounts to which such Grantor is a party will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

                         (ii) Such Grantor will not amend, modify, terminate or
waive any agreement giving rise to an Account to which it is a party in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

                         (iii) Such Grantor will not fail to exercise promptly
and diligently each and every material right which it may have under each agreement giving rise to an Account to which it is a party (other than any right of termination and other than such rights as such Grantor might reasonably elect to forego in the ordinary course of business in accordance with past practice when all such failures to exercise such rights would not, in the aggregate, be reasonably likely to materially impair the value of the Collateral provided by such Grantor hereunder).

                         (iv) Such Grantor will not fail to deliver to the
Controlling Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account to which such Grantor is a party, except to the extent that the matters contained in such demand, notice or document would not be reasonably likely to have a material adverse effect on the Collateral provided by such Grantor hereunder.

                         (v) Other than in the ordinary course of business as
generally conducted by such Grantor over a period of time, such Grantor will not grant any extension of the time of payment of any of the Accounts to which it is a party, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                         (vi) Such Grantor will not remove its books and records
from the location specified in paragraph 5(d)(ii), unless such Grantor shall have provided 30 days' prior written notice to the Note Collateral Agent and duly completed UCC financing statements shall have been filed in any filing offices necessary to provide the Note Collateral Agent with a second priority, perfected security interest, subject to Permitted Liens, in such books and records in the jurisdiction to which they have been removed.

                         (vii) In any suit, proceeding or action brought by the
Note Collateral Agent pursuant to Section 8 or 9 hereof under any Account to which such Grantor is a party for any sum owing thereunder, or to enforce any provisions of any Contract to which it is a party, such Grantor will save, indemnify and keep the Note Collateral Agent and the holders of the Note Obligations harmless from and against all expense (including, without limitation, the reasonable and documented fees, charges and expenses of counsel), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from such Grantor.

                  6. Provisions Relating to Contracts.

                     (a) Grantor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Contracts to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Note Collateral Agent nor any holder of the Note Obligations shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Note Collateral Agent or any such holder of the Note Obligations of any payment relating to such Contract pursuant hereto, nor shall the Note Collateral Agent or any holder of the Note Obligations be obligated in any manner to perform any of the obligations of such Grantor under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                     (b) Communication With Contracting Parties. After the First Lien Termination Date, the Note Collateral Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Note Collateral Agent's satisfaction the existence, amount and terms of any Contracts; provided that, during such time after the First Lien, Termination Date as no Notice of an Actionable Event has been given and remains outstanding, the Note Collateral Agent may communicate with any such parties only in coordination with the Grantor party to such Contract and such Grantor hereby agrees to coordinate and effectuate any such communication which reasonably is requested by the Note Collateral Agent within 15 days following the Note Collateral Agent's request therefor.

                     (c) Representations and Warranties. Each Grantor hereby represents and warrants that:

                         (i) No consent of any party (other than such Grantor)
to any Contract to which such Grantor is a party is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

                         (ii) Except to the extent permitted pursuant to Section
6(d)(ii), each Contract to which such Grantor is a party is in full force and effect and constitutes a valid and legally enforceable obligation of such Grantor and (to the knowledge of such Grantor) the other parties thereto, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                         (iii) No consent or authorization of, filing with or
other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts to which such Grantor is a party by such Grantor or (to the knowledge of such Grantor) any other party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                         (iv) Neither such Grantor nor (to the best of its
knowledge) any other party to any Contract to which such Grantor is a party is in default or is reasonably likely to become in default in the performance or observance of any of the terms thereof, except to the extent that such default would not be reasonably likely to have a material adverse effect on the Collateral provided by such Grantor hereunder.

                         (v) Such Grantor has performed in all material respects
in accordance with the terms thereof all obligations of such Grantor under each Contract to which it is a party.

                         (vi) The right, title and interest of such Grantor in,
to and under each Contract to which such Grantor is a party are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of the Collateral provided by such Grantor hereunder.

                         (vii) No amount payable to such Grantor under or in
connection with any Contract to which such Grantor is a party is evidenced by any Instrument or Chattel Paper which has not been delivered to the Controlling Collateral Agent.

                         (viii) None of the parties to any Contracts to which
such Grantor is a party is a Governmental Authority.

                     (d) Covenants. Each Grantor covenants and agrees with the Note Collateral Agent for the benefit of the holders of the Note Obligations that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                         (i) Such Grantor will perform and comply in all
material respects with all its obligations under the Contracts to which it is a party and all its other Contractual Obligations relating to the Collateral.

                         (ii) Except in the ordinary course of its business in
accordance with past practice, such Grantor will not amend, modify, terminate or waive any provision of any Contract to which it is a party in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                         (iii) Such Grantor will not fail to exercise promptly
and diligently each and every material right which it may have under each Contract to which it is a party (other than any right of termination and other than such rights as such Grantor might reasonably elect to forego in the ordinary course of business in accordance with past practice when all such failures to exercise such rights would not, in the aggregate, be reasonably likely to materially impair the value of the Collateral provided by such Grantor hereunder).

                         (iv) Such Grantor will not fail to deliver to the
Controlling Collateral Agent a copy of (A) each Contract of which the Controlling Collateral Agent reasonably has so requested, including all amendments, supplements and other modifications thereto (subject to any confidentiality or other similar restrictions contained therein) and (B) each material demand, notice or document received by it relating in any way to any Contract to which it is a party, except (in the case of this clause (B) only) to the extent that the matters contained in such demand, notice or document would not be reasonably likely to have a material adverse effect on the Collateral provided by such Grantor hereunder.

                         (v) In any suit, proceeding or action brought by the
Note Collateral Agent pursuant to Section 8 or 9 hereof under any Contract to which such Grantor is a party for any sum owing thereunder, or to enforce any provisions of any such Contract, such Grantor will save, indemnify and keep the Note Collateral Agent and the holders of the Note Obligations harmless from and against all expense (including, without limitation, the reasonable and documented fees, charges and expenses of counsel), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor.

                  7. Provisions Relating to Patents, Trademarks and Copyrights.

                     (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                         (i) Schedule 2 hereto includes all registered Patents
and Patent applications, and all Patent Licenses, owned by such Grantor in its own name as of the date hereof. Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the Patents set forth in Schedule 2, including, without limitation, all necessary filings and recordings, and payment of all maintenance fees, in the United States Patent and Trademark Office.

                         (ii) Schedule 3 hereto includes all registered
Trademarks, Trademark applications, and Trademark Licenses, owned by such Grantor in its own name as of the date hereof (other than the registered Trademarks and Trademark applications which have been abandoned as of the date hereof). Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks set forth in Schedule 3, including, without limitation, all necessary filings and recordings in the United States Patent and Trademark Office.

                         (iii) Schedule 4 hereto includes all Copyright
registrations owned by such Grantor in its own name as of the date hereof which are in use on the date hereof or have been in use at any time during the immediately preceding four years. Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the Copyrights set forth in Schedule 4, including, without limitation, all necessary filings and recordings in the United States Copyright Office.

                         (iv) Except to the extent disclosed in Schedules 2, 3
or 4, respectively, as of the date hereof, each such Patent, Trademark and Copyright set forth in Schedule 2, 3, or 4, respectively (but other than any applications listed on such Schedules), is subsisting and has not been abandoned, and, to the best of such Grantor's knowledge, is valid and enforceable.

                         (v) As of the date hereof, except for the Patent
Licenses, Trademark Licenses and Copyright Licenses set forth in Schedule 2, 3, or 4, respectively, such Grantor has not made a previous assignment, license, sale, transfer or agreement constituting a present or future assignment or encumbrance of any of or on any of the Patents, Trademarks or Copyrights, except for Permitted Liens. Except to the extent disclosed in Schedule 2, 3, or 4, respectively, such Grantor has not granted any release, covenant not to sue, or non-assertion assurance to any Person with respect to any material Patent, Patent License, Trademark, Trademark License, Copyright or Copyright License.

                         (vi) No holding, decision or judgment has been rendered
by any Governmental Authority which would limit, cancel or question the validity, registrability or enforceability of any material Patent, Trademark or Copyright.

                         (vii) Such Grantor has no knowledge of the existence of
any right or any claim that is likely to be made under or against any material Patent, Trademark or Copyright set forth in Schedule 2, 3 or 4.

                         (viii) To the best knowledge of such Grantor, no claim
has been made and is continuing or threatened that the use by such Grantor of any material Patent, Trademark or Copyright is invalid or unenforceable or that the use by such Grantor of any Patent, or any Trademark or Copyright which constitutes a material portion of the Collateral of such Grantor, does or may violate the rights of any Person. To the best of such Grantor's knowledge, there is currently no infringement or unauthorized use of any material Patent, Trademark or Copyright set forth in Schedule 2, 3 or 4, other than any such infringement or unauthorized use which is set forth in
Schedule 2, 3 or 4.

                         (ix) No action or proceeding is pending (A) seeking to
limit, cancel or question the validity of any such material Patent, Trademark or Copyright set forth in Schedule 2, 3 or 4, or (B) which, if adversely determined, would be reasonably likely to have a material adverse effect on the value of any such Patent, Trademark or Copyright.

                     (b) Covenants. Each Grantor covenants and agrees with the Note Collateral Agent for the benefit of the holders of the Note Obligations that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                         (i) Such Grantor (either itself or through licensees)
will, except with respect to any Trademark that such Grantor shall reasonably determine is of negligible economic value to it or (during such time as no Notice of an Actionable Event has been given and remains outstanding) to the extent consistent with its ordinary course of business in accordance with past practice, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with any appropriate notice of registration, (D) not adopt or use any mark in the United States which is confusingly similar or a colorable imitation of such Trademark unless the Note Collateral Agent, for the benefit of the holders of the Note Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark would be reasonably likely to become invalid or unenforceable.

                         (ii) Such Grantor will not, except with respect to any
Patent that such Grantor shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become invalid, unenforceable, abandoned or dedicated.

                         (iii) Such Grantor will not, except with respect to any
registered Copyright that such Grantor shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any registered Copyright may become invalid, unenforceable, abandoned or dedicated.

                         (iv) Such Grantor will notify the Note Collateral Agent
promptly if it knows, or has reason to know, that any application or registration relating to any material Patent, Trademark or Copyright may become abandoned or dedicated, and of any adverse determination or material adverse development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal) regarding such Grantor's ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

                         (v) Such Grantor agrees that, in the event that it
shall at any time and from time to time obtain an ownership interest in any Patent, Trademark or Copyright, the provisions of Section 2 shall automatically apply thereto and any such Patent, Trademark or Copyright, as the case may be, shall automatically become part of the Collateral.

                         (vi) Whenever (A) such Grantor, either by itself or
through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, or for the registration of any Copyright with the United States Copyright Office, or shall acquire any Patent, Trademark or Copyright, and (B) if the First Lien Termination Date has not occurred, the Grantor executes and delivers any agreements, instruments, documents or papers to evidence the Administrative Agent's security interest in any such application, Patent, Trademark or Copyright, such Grantor shall report such filing or acquisition to the Note Collateral Agent within 20 Business Days after the last day of the fiscal quarter in which such filing or acquisition occurs and shall execute and deliver any and all agreements, instruments, documents, and papers as may be necessary (or as the Note Collateral Agent otherwise may reasonably request) to evidence the Note Collateral Agent's security interest in any Patent, Trademark or Copyright, and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, which security interest shall be subject to the terms of the Collateral Agency Agreement.

                         (vii) Except with respect to any Patent, Trademark or
Copyright which such Grantor reasonably determines is of negligible economic value, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, or any court or tribunal, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, reissue or extension, affidavits of use and affidavits of incontestability and the participation in opposition, cancellation, interference, reexamination, infringement and misappropriation proceedings, and the payment of maintenance fees.

                         (viii) In the event that any material Patent, Trademark
or Copyright included in the Collateral is infringed or misappropriated by a third party, such Grantor shall promptly notify the Note Collateral Agent of such infringement or misappropriation and shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to such Grantor (which determination such Grantor shall promptly report to the Note Collateral Agent), promptly sue for infringement or misappropriation, to seek injunctive relief where appropriate and seek to recover any and all damages for such infringement or misappropriation, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent, or Trademark or Copyright.

                         (ix) Notwithstanding anything to the contrary contained
in this Section 7(b), each Grantor shall have the right to license its Patents and Trademarks to third parties on an arms' length basis (and, during such time as no Notice of an Actionable Event has been given and remains outstanding, to retain the proceeds thereof); provided, except with respect to Trademarks and Patents which constitute an asset permitted to be sold, transferred or otherwise disposed of pursuant to the Credit Documents or with respect to which the only substantial use by such Grantor and its Subsidiaries is in connection with a business permitted to be sold, transferred or otherwise disposed of pursuant to the Credit Documents, that any such license of (i) a Trademark shall be for use with respect to products which are not reasonably likely to be competitive with those produced and/or marketed by the Company and its Subsidiaries and (ii) a Patent shall be for applications which would not be reasonably likely to diminish the value of any product line of the Company and its Subsidiaries. The Note Collateral Agent and each holder of a Note Obligation by its acceptance of such Note Obligation acknowledges and agrees that any security interest held by the Note Collateral Agent hereunder in any Patent or Trademark which is licensed in accordance with the provisions of this clause (ix) shall be subordinate to such license agreement.

                  8. Remedies.

                     (a) Notice to Account Debtors and Contract Parties. Upon the request of the Controlling Collateral Agent at any time after a Notice of an Actionable Event has been given and remains outstanding, each Grantor shall notify account debtors on the Accounts to which such Grantor is a party and parties to the Contracts to which such Grantor is a party that such Accounts and Contracts have been assigned to the Controlling Collateral Agent and that payments in respect thereof shall be made directly to the Controlling Collateral Agent.

                     (b) Proceeds to be Turned Over To Controlling Collateral Agent. In addition to the rights specified in subsection 5(c) with respect to payments of Accounts, if a Notice of an Actionable Event shall have been given and remain outstanding, all Proceeds consisting of cash, checks and other near-cash items received by each Grantor on account of any Collateral shall be held by such Grantor in trust for the Controlling Collateral Agent and the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations), segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Controlling Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Controlling Collateral Agent, if required) and held by the Controlling Collateral Agent in the Collateral Account. All Proceeds while held by the Controlling Collateral Agent in the Collateral Account (or by such Grantor in trust for the Controlling Collateral Agent and the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations)) shall continue to be held as collateral security for all the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations) and shall not constitute payment thereof until applied as provided in subsection 8(c).

                     (c) Application of Proceeds. The application of Proceeds held in the Collateral Account shall be made in accordance with and governed by the terms of the Collateral Agency Agreement.

                     (d) UCC Remedies. If a Notice of an Actionable Event has been given and remains outstanding, the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations), may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Guarantee Obligations, but subject to the terms of the Collateral Agency Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Controlling Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), when a Notice of an Actionable Event has been given and remains outstanding, subject to the terms of the Collateral Agency Agreement, forthwith may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Controlling Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Controlling Collateral Agent or any holder of the Secured Obligations (or, if the Note Collateral Agent is the Controlling Collateral Agent, the Note Obligations) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Controlling Collateral Agent's request, to assemble the Collateral and make it available to the Controlling Collateral Agent at places which the Controlling Collateral Agent shall reasonably select, whether at a Grantor's premises or elsewhere. The Controlling Collateral Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale in accordance with the Collateral Agency Agreement. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Controlling Collateral Agent arising out of the exercise by them of any rights hereunder, except to the extent arising out of the gross negligence or willful misconduct of the Controlling Collateral Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. All waivers by any Grantor of rights (including rights to notice), and all rights and remedies afforded the Controlling Collateral Agent herein, and all other provisions of this Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon, such waivers or the effectiveness thereof or any such rights and remedies.

                     (e) Intellectual Property. In the event of any sale, assignment or other disposition of any of the Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights or Copyright Licenses of any Grantor pursuant to this Section 8, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and such Grantor shall supply to the Controlling Collateral Agent or its designee such Grantor's know-how and expertise, and any documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Patent, Patent License, Trademark, Trademark License, Copyright or Copyright License subject to such disposition, and such Grantor's customer lists and other records and documents relating to such Patent, Patent License, Trademark, Trademark License, Copyright or Copyright License and to the manufacture, distribution, advertising and sale of such products and services.

                     (f) Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral granted by it are insufficient to pay its Guarantee Obligations and the reasonable and documented fees, charges and disbursements of any attorneys employed by the Note Collateral Agent to collect such deficiency.

                  9. Note Collateral Agent's Appointment as Attorney-in-Fact; Note Collateral Agent's Performance of Grantor's Obligations.

                     (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Note Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Note Collateral Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Note Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following, subject to the terms of the Collateral Agency
Agreement:

                         (i) at any time when a Notice of an Actionable Event
has been given and remains outstanding, in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Note Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                         (ii) in the case of any Patents, Trademarks or
Copyrights, to execute and deliver any and all agreements, instruments, documents, and papers as the Note Collateral Agent reasonably may request to evidence the Note Collateral Agent's security interest in any Patent, Trademark or Copyright and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                         (iii) to pay or discharge taxes and Liens levied or
placed on or threatened against the Collateral granted by such Grantor, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                         (iv) to execute, in connection with the sale provided
for in Section 8(d) hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral granted by such Grantor; and

                         (v) at any time when a Notice of an Actionable Event
has been given and remains outstanding, (A) to direct any party liable for any payment under any of the Collateral granted by such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Note Collateral Agent or as the Note Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral granted by such Grantor; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral granted by such Grantor; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral granted by such Grantor or any thereof and to enforce any other right in respect of any such Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral granted by it; (F) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Note Collateral Agent may deem appropriate; (G) to assign any Patent, Trademark or Copyright (along with the goodwill of the business to which any such Patent, Trademark or Copyright pertains), for such term or terms, on such conditions, and in such manner, as the Note Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral granted by such Grantor as fully and completely as though the Note Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Note Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Note Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral granted by such Grantor and the Note Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                     (b) Performance by Note Collateral Agent of Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein, the Note Collateral Agent, at its option, but without any obligation so to do and subject to the terms of the Collateral Agency Agreement, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                     (c) Grantor's Reimbursement Obligation. The reasonable and documented expenses of the Note Collateral Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to 5-3/4% above the Alternate Base Rate (as defined in the Credit Agreement) (or, if the Credit Agreement is not in effect, 12%), from the date of payment by the Note Collateral Agent to the date reimbursed by a Grantor, shall be payable by the Grantors to the Note Collateral Agent on demand.

                     (d) Ratification; Power Coupled With An Interest. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  10. Duty of Note Collateral Agent. The Note Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account. Neither the Note Collateral Agent, any holder of the Note Obligations nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Note Collateral Agent and the holders of the Note Obligations hereunder are solely to protect the Note Collateral Agent's and the holders of the Note Obligations' interests in the Collateral and shall not impose any duty upon the Note Collateral Agent or any holder of the Note Obligations to exercise any such powers. The Note Collateral Agent and the holders of the Note Obligations shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  11. Execution of Financing Statements. Pursuant to Section 9-509 of the UCC, each Grantor authorizes the Note Collateral Agent to file financing statements and continuations thereof with respect to the Collateral granted by such Grantor without the signature of such Grantor in such form and in such filing offices as the Note Collateral Agent reasonably determines appropriate to perfect the security interests of the Note Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. During such time as no Notice of an Actionable Event has been given and remains outstanding, the Note Collateral Agent shall provide to such Grantor a file-stamped copy of such financing statement or continuation thereof promptly following its return to the Note Collateral Agent by the relevant filing officer; provided that the failure to provide such financing statement or continuation thereof shall not impair the validity thereof and shall not subject the Note Collateral Agent to any liability to such Grantor.

                  12. Authority of Note Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the holders of the Note Obligations, be governed by the Indenture, the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Grantors, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the holders of the Note Obligations with full and valid authority so to act or refrain from acting, and such Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

                  13. Notices. All notices, consents, requests and demands to or upon the Note Collateral Agent or any Grantor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by mail, or, in the case of telecopy notice, when sent, addressed to the Note Collateral Agent or the Grantor, as the case may be, as follows:


                  if to any Grantor:

                  at its address or facsimile number set forth on the signature page to this Agreement;


                  if to the Note Collateral Agent:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware  19890
                  Attention:  Corporate Trust Administration
                  Facsimile:  302-651-7772


The Note Collateral Agent and the Grantors may change their addresses and transmission numbers for notices by notifying the other parties hereto of such change in the manner provided in this Section.

                  14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. Amendments; No Waiver; Cumulative Remedies.

                     (a) Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of the Indenture and the Collateral Agency Agreement. Without limiting the generality of the foregoing, amendments, waivers and consents effected in respect of certain provisions of the First Lien Documents shall, upon their effectiveness but only to the extent provided in the Collateral Agency Agreement, apply with equal force to the comparable provisions of this Agreement and become effective with respect thereto without the consent of or any other action on the part of any Person.

                     (b) No Waiver by Course of Conduct. Neither the Note Collateral Agent nor any holder of the Note Obligations shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Actionable Event or in any breach of any of the terms and conditions hereof, except as otherwise provided in subsection 15(a) hereof. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any holder of the Note Obligations, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any holder of the Note Obligations of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Note Collateral Agent or such holder of the Note Obligations would otherwise have on any future occasion.

                     (c) Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  16. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  17. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Controlling Collateral Agent, the Note Collateral Agent and the holders of the Note Obligations and their successors and assigns.

                  18. SUBMISSION TO JURISDICTION; WAIVERS.

                     (A) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                         (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                         (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE
BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                         (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION
OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE NOTE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO PARAGRAPH 13 HEREOF;

                         (IV) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT
TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                         (V) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY
LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                     (B) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH
(A) ABOVE.

                  19. Release of Collateral and Termination. Collateral shall be released from the Lien created hereby, and this Security Agreement and all obligations of the Note Collateral Agent and each of the Grantors hereunder shall terminate, in accordance with the provisions of Sections 8 and 10.6 of the Collateral Agency Agreement.

                  20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                ALMAY, INC.
                                CARRINGTON PARFUMS, LTD.
                                CHARLES OF THE RITZ GROUP LTD.
                                CHARLES REVSON INC.
                                COSMETICS & MORE, INC.
                                NORTH AMERICA REVSALE INC.
                                PACIFIC FINANCE & DEVELOPMENT CORP.
                                PPI TWO CORPORATION
                                PRESTIGE FRAGRANCES, LTD.
                                REVLON CONSUMER CORP. (f/k/a Inspirations Inc.) REVLON GOVERNMENT SALES, INC.
                                REVLON INTERNATIONAL CORPORATION
                                REVLON PRODUCTS CORP.
                                REVLON REAL ESTATE CORPORATION
                                RIROS CORPORATION
                                RIROS GROUP INC.
                                RIT INC.


                           By: /s/ Michael T. Sheehan
                               ----------------------
                               Name:    Michael Sheehan
                               Title:   Assistant Secretary

                           Address for Notices:
                           -------------------
                               c/o Revlon Consumer Products Corporation
                               625 Madison Avenue
                               New York, New York 10022
                               Attention: Senior Vice President and
                                          General Counsel
                               Facsimile:  (212) 527-5693


                           WILMINGTON TRUST COMPANY,
                           as Collateral Agent

                           By: /s/ James P. Lawler
                               -------------------
                               Name:    James P. Lawler
                               Title:   Vice President